INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this registration statement of Covenant Transport, Inc. on Form S-8 of our reports dated February 1, 1996, on our audits of the consolidated financial statements and the financial statement schedule of Covenant Transport, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993.

                                                  /s/Coopers & Lybrand

Knoxville, Tennessee
November 8, 1996